UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2004

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

202 South Wheeler Street
Plant City, FL 33563
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 8, 2004, the Board of Directors of UTEK Corporation (the “Company”) elected Holly Callen-Hamilton to fill a newly created vacancy on the Company’s Board of Directors. There was no arrangement or understanding pursuant to which Ms. Callen-Hamilton was elected as a director, and there are no related party transactions between the Company and Ms. Callen-Hamilton. Ms. Callen-Hamilton will serve on the Compensation and Budget Committees of the Company’s Board of Directors.

     On September 8, 2004, the Company issued a press release announcing the election of Ms. Callen-Hamilton as a new director to the Company’s Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 8, 2004 announcing the election of a new director to the Board of Directors of UTEK Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2004	UTEK CORPORATION.

	By:	/s/ Carole R. Wright

Carole R. Wright
Chief Financial Officer